Exhibit 99.1
 NASDAQ: HTCODeutsche Bank Media, Internet and Telecom ConferenceMarch 10, 2014  HickoryTech Corporationdoing business as

 Certain statements and projections of future results made in this presentation constitute forward-looking information that is based on current market, competitive and regulatory expectations that involve risk and uncertainty. Except to the extent required by law, we undertake no obligation to update publicly any forward-looking statement after this presentation, whether as a result of new information, future events, changes in assumptions or otherwise. See our latest Forms 10-K and 10-Q for a discussion of risk factors as they relate to forward-looking statements. Today’s presentation includes certain non-GAAP financial measures. You are directed to our website at http://investor.hickorytech.comfor a reconciliation of these measures.   Safe Harbor Statement

 Transformation

 Transformation

 Positions the company as a leading, regional communications provider in the upper MidwestProvides full recognition of company’s product and service offerings as well as its extensive, regional fiber networkSimplifies customer communications, support and improves customer experienceProvides internal synergies and realizes full value for marketing and brand building investments The Company will seek shareholder approval to change the corporate name to Enventis Corporation in May 2014  All services rebranded as Enventis in October 2013  Enventis Brand Launch

 116-year legacy providing reliable, adaptable communication solutions  Employees: 520 Headquarters: Mankato, Minn.  NASDAQ: HTCO, 52-week range: $9.29 - $13.95  2013 Revenue: $189.2 million  Shares outstanding: 13.6 million  Regional Communications Solution Provider  Service Area: Minn., Iowa, No. Dakota, So. Dakota, Wisc.   About Enventis

 Fargo, North DakotaNorthern MinnesotaMinneapolis-St. PaulSouthern Minnesota, Northwest Iowa Des Moines, Iowa  Target Regions

 Traditional Rural ILEC  Business Services  Broadband Growth  Targeted acquisitions to accelerate business strategy  Transforming   Executing on our Growth Strategy

 Building a Regional Communications Company…  Transforming

 In 20128,000,000,000 devices connected to the Internet  Did You Know?

 Did You Know?  By 202050,000,000,000 devices will connect to the Internet

 An Internet Minute

 Diverse Customer Base  Extensive Service and Product Portfolio

 2006  Fiber & Data  Telecom, Corp Other  Equipment  Segments:  Revenue Diversification  Diverse revenue stream with growth in strategic segments  2013

 $189.2 M  $183.2 M  $132.9 M  Revenue Growth & Diversification  79% of 2013 revenue is from Business & Broadband Services  4.5%  CAGR

 Depreciation increases are moderating EPS  2013 EBITDA increased 2%CAGR: 4.1%  Diluted EPS  EBITDA  ($ in millions)EBITDA from continuing operations  EPS from continuing operations  Earnings and Income

 ($ in millions)  Debt following historical patterns of decline, improving shareholder value   Total Debt Balance   Net Debt Balance  Net Debt subtracts the cash balance from the outstanding debt  Debt to EBITDA 2.84x  IdeaOneFargoacquisition  Debt to EBITDA4.21x  Enventis acquisition12/05  Debt Balance

 Dividend Payout is 83% of free cash flow  ($ in millions)  Cash balance of $8 M at 12/31/13  2013 Free Cash Flow  Free Cash Flow: $9.5 M

 Shareholder Dividends  More than 65 years of dividend payments

2013 Accomplishments

Solid Business Results Driving Strategic Growth

- ✓ Grew overall revenues 3%
  - Fiber and Data revenue increased 11%
  - Business and Broadband revenue accounts for 79% of 2013 revenue
- ✓ EBITDA totaled $47 M, grew 2%
- ✓ Closed on favorable, amended credit agreement
- ✓ Increased 4Q dividend 3% to $0.15/quarter
- ✓ Added 33 Fiber-to-the-Tower cell sites in service
- ✓ Completed Greater Minnesota Broadband Collaborative Project
- ✓ Launched unified Enventis brand

Growth through organic and strategic initiatives  Key Strategic Initiatives

 Diverse revenue streams, solid cash flow, emerging growth through business services and expanded regional fiber network  65+ years of dividend return Increased dividend the last four consecutive years  Experienced company with 116-year track record of financial stability, adaptability and quality services   Strong cash flow, strong balance sheet, high level of recurring revenue   Focused on increasing the value of Enventis by growing EBITDA, investing in strategic services, and managing debt  Enventis Investment Strengths

  Focused on Business and Broadband Growth, and increasing Shareholder Value  Questions

 Thank You!  Visit enventis.com for more information!

 Guidance as provided in 4Q13 earnings release on March 3, 2014.1 Capital Expenditures estimated to be approximately 60% success based and 40% maintenance and network expansion related.     2014 Guidance Range  Revenue  $189 M to $199 M  EBITDA  $47.0 M to $49.5 M  Net Income  $6.4 M to $8.5 M  Capital Expenditures1  $24 M to $28 M  Debt  $133 M to $135 M  2014 Fiscal Outlook

Fourth Quarter 2013 compared to Fourth Quarter 2012
•   Revenue totaled $46.2 M, -1%
 – Fiber and Data revenue +5%
 – Equipment Segment revenue -6%
 – Telecom revenue -3%
•   Operating income totaled $4.5 M, -12%
•   Net income totaled $1.9 M, -24%
Fiscal 2013 compared to Fiscal 2012
•   Revenue totaled $189.2 M, +3%
 – Fiber and Data revenue $67.9 M, +11%
 – Equipment Segment revenue $61.7 M, +3%
 – Telecom revenue $57.9 M, -4%
• Operating income totaled $17.6 M, -9%
• Net income totaled $7.7 M, -7%

4Q and Fiscal 2013 Highlights
 Fourth Quarter 2013 compared to Fourth Quarter 2012Revenue totaled $46.2 M, -1%Fiber and Data revenue +5%Equipment Segment revenue -6%Telecom revenue -3%Operating income totaled $4.5 M, -12%Net income totaled $1.9 M, -24% Fiscal 2013 compared to Fiscal 2012Revenue totaled $189.2 M, +3%Fiber and Data revenue $67.9 M, +11%Equipment Segment revenue $61.7 M, +3%Telecom revenue $57.9 M, -4%Operating income totaled $17.6 M, -9%Net income totaled $7.7 M, -7%   4Q and Fiscal 2013 Highlights

 Fiber and Data revenue +11%   ($ in millions) before intersegment eliminations  Equipment  Fiber and Data  Telecom  Equipment Segment revenue +3%Equipment support services +29%  Telecom revenue -4%Broadband +5%Network Access -7%Local Service -12%  2013 revenue compared to 2012  Revenue by Segment

 Diverse revenue stream with growing business segments  Equipment  Fiber & Data  Telecom  Broadband revenue is included in Telecom Segment.  Corp Other  Revenue Diversification

 Appendix  Reconciliation of Non-GAAP Measures

 Appendix  Reconciliation of Non-GAAP Measures

 Appendix  Reconciliation of Non-GAAP Measures